Exhibit 99.3

DIGITAL REALTY TRUST, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

During May, June, July and August of 2015, Digital Realty Trust, Inc. (together with its consolidated subsidiaries, the “Company”) entered into the following transactions, which have been included in the accompanying Unaudited Pro Forma Condensed Combined Financial Information as discussed more fully below.

Redemption of 4.50% Notes due 2015

On May 26, 2015, Digital Realty Trust, L.P., a Maryland limited partnership, of which the Company is the sole general partner (the “Operating Partnership”), redeemed the entire outstanding principal amount of its 4.50% notes due 2015 at a redemption price of 100% of the principal amount of the notes plus accrued and unpaid interest thereon up to, but excluding, the redemption date (the “Notes Redemption”).

Offering of 3.950% Notes due 2022

On June 23, 2015, the Operating Partnership issued $500.0 million aggregate principal amount of its 3.950% notes due 2022 in an underwritten public offering (the “Notes Offering”). The Operating Partnership will use the net proceeds from the Notes Offering to fund certain eligible green projects, including the development and redevelopment of such projects. Pending such uses, the Operating Partnership temporarily repaid borrowings under its global revolving credit facility.

Pending Telx Acquisition

On July 13, 2015, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Telx Holdings, Inc. (“Telx”), and BSR LLC, as representative of the sellers, pursuant to which the Company agreed to acquire Telx for approximately $1.886 billion in cash, excluding transaction related expenses, subject to customary closing adjustments (the “Telx Acquisition”). The Merger Agreement contains customary representations and warranties as well as covenants by each of the parties. The Telx Acquisition is expected to close later this year, subject to the satisfaction of closing conditions, including among others the continuing accuracy of representations and warranties and compliance with covenants and agreements in the Merger Agreement.

On July 13, 2015, in connection with the execution of the Merger Agreement, the Company entered into a commitment letter, pursuant to which the initial commitment parties agreed to provide a senior unsecured bridge loan facility (the “Bridge Facility”) in the original principal amount of $1.85 billion to fund the Telx Acquisition.

Forward Equity Sale

On July 14, 2015, the Company commenced an underwritten public offering of 10,500,000 shares of its common stock, all of which were offered in connection with forward sale agreements the Company entered into with certain financial institutions acting as forward purchasers. The forward purchasers borrowed and sold 10,500,000 shares of the Company’s common stock in the public offering. Pursuant to the terms of the forward sale agreements, and subject to its right to elect cash or net share settlement, the Company intends to sell, upon physical settlement of such forward sale agreements, an aggregate of 10,500,000 shares of its common stock to the forward purchasers (the “Forward Equity Sale”). In addition, the Company granted the underwriters a 30-day option to purchase an additional 1,575,000 shares of its common stock to cover overallotments, if any. The accompanying Unaudited Pro Forma Condensed Combined Financial Information assumes that the underwriters do not exercise this overallotment option.

The Company did not receive any proceeds from the sale of its common stock by the forward purchasers in the public offering. Assuming full physical settlement of the forward sale agreements (by the delivery of shares of the Company’s common stock) and that the underwriters have not exercised their option to purchase additional shares, the Company expects to receive net proceeds of approximately $686.4 million, subject to certain adjustments pursuant to the forward sale agreements, upon settlement of the forward sale agreements, which settlement the Company expects will occur prior to or concurrently with the consummation of the Telx Acquisition. The Company intends to use the net proceeds from the Forward Equity Sale to fund a portion of the Telx Acquisition.

Preferred Stock Offering

On August 13, 2015, the Company commenced an underwritten public offering of shares of its series I cumulative redeemable preferred stock, par value $0.01 per share, with a liquidation preference of $25.00 per share (the “Preferred Offering”). The Company intends to use the net proceeds from the Preferred Offering to fund a portion of the Telx Acquisition. The accompanying Unaudited Pro Forma Condensed Combined Financial Information reflects (i) the payment of cumulative dividends on the Company’s series I preferred stock from the date of original issue at an assumed rate of 6.25% per annum of the $25.00 liquidation preference per share and (ii) the receipt of approximately $144.3 million of net proceeds from the Preferred Offering after deducting the underwriting discount and estimated offering expenses payable by the Company, based on an assumed total offering size of 6,000,000 shares of series I preferred stock. In the event that we sell more than 6,000,000 shares of series I preferred stock in the Preferred Offering, the draw on the Bridge Facility will be reduced, there will be a corresponding decrease in interest expense in connection therewith and a corresponding increase in preferred stock dividends.

The Notes Offering, the Notes Redemption, the Telx Acquisition, a draw on the Bridge Facility for a portion of the funds necessary to consummate the Telx Acquisition, the Forward Equity Sale and the Preferred Offering are collectively referred to in the Unaudited Pro Forma Condensed Combined Financial Information as the “Transactions.”

The following Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2015 and the Unaudited Pro Forma Condensed Combined Income Statement for the six months ended June 30, 2015 and for the year ended December 31, 2014 have been derived from the historical consolidated financial statements of the Company and Telx, as adjusted to give effect to the Transactions, and are intended to reflect the impact of the Transactions on the Company on a pro forma basis as of and for the periods indicated. The Unaudited Pro Forma Condensed Combined Financial Information does not give effect to any potential additional permanent financing of the Telx Acquisition.

The Unaudited Pro Forma Condensed Combined Financial Information has been prepared by the Company using the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. The fair value of identifiable tangible and intangible assets acquired and liabilities assumed from the Telx Acquisition are based on a preliminary estimate of fair value using assumptions described in the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information that the Company believes are reasonable.

The final purchase price allocation for the Transactions will be performed as soon as practicable after the closing of the Telx Acquisition and will depend on the final purchase price, which may be impacted by working capital adjustments, and final asset and liability valuations, which may depend in part on prevailing market rates and conditions. Final asset and liability valuations will be based on the actual net tangible and intangible assets that exist as of the closing of the Telx Acquisition. Any final adjustments may change the allocations of the purchase price, which could affect the fair value assigned to the assets acquired and liabilities assumed and could result in a change to the Unaudited Pro Forma Condensed Combined Financial Information, including the amount of goodwill and depreciation and amortization. Therefore, the result of the final purchase price allocation could be materially different from the preliminary allocation set forth herein.

Certain of the facilities acquired in the Telx Acquisition may be reassessed for property tax purposes after the consummation of the acquisition. Therefore, the amount of property taxes the Company pays in the future may change from what Telx has paid in the past. Given the uncertainty of the amounts involved, any property tax changes have not been reflected in the Unaudited Pro Forma Condensed Combined Financial Information. In addition, the Company plans to treat certain of Telx’s assets as real property (rather than personal property) for federal income tax purposes. This change will require the Company to recognize additional income over the following four years. While the Company has net operating losses that may shield this income through 2016, the Company currently estimates that it may be required to pay up to $20.0 million in federal income taxes, in the aggregate, as a result of this income recognition with respect to the 2017 to 2018 period.

The Unaudited Pro Forma Condensed Combined Balance Sheet reflects the Telx Acquisition, a draw on the Bridge Facility, the Forward Equity Sale and the Preferred Offering as if they had been consummated on June 30, 2015, and the Unaudited Pro Forma Condensed Combined Statements of Operations give effect to the Notes Offering, the Notes Redemption, the Telx Acquisition, a draw on the Bridge Facility, the Forward Equity Sale and the Preferred Offering as if they had been consummated on January 1, 2014. The following Unaudited Pro Forma Condensed Combined Financial Information is based on, and should be read in conjunction with:

•	The historical audited consolidated and combined financial statements of the Company and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as filed with the Securities and Exchange Commission (“SEC”) on March 2, 2015;

•	The historical unaudited condensed consolidated interim financial statements of the Company and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in its quarterly report on Form 10-Q for the quarterly period ended June 30, 2015, as filed with the SEC on August 6, 2015;

•	The historical audited consolidated balance sheet of Telx as of December 31, 2014 and the consolidated statements of operations, cash flows and statements of stockholders’ equity for the year ended December 31, 2014 (included as Exhibit 99.2 to the Current Report on Form 8-K of which this financial information forms an exhibit); and

•	The historical unaudited consolidated balance sheet of Telx as of June 30, 2015 and the consolidated statements of operations, cash flows and statements of stockholders’ equity for the six months ended June 30, 2015 (included as Exhibit 99.1 to the Current Report on Form 8-K of which this financial information forms an exhibit).

The Unaudited Pro Forma Condensed Combined Financial Information included herein has been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. The Unaudited Pro Forma Condensed Combined Financial Information has been prepared to reflect adjustments to the Company’s historical consolidated financial information that are (i) directly attributable to the Transactions, (ii) factually supportable and (iii) with respect to the Unaudited Pro Forma Condensed Combined Income Statement, expected to have a continuing impact on the combined results. Certain information and certain note disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

The Unaudited Pro Forma Condensed Combined Financial Information is presented for informational purposes only and is not necessarily indicative of the operating results or financial position that actually would have been achieved if the Transactions had occurred on the dates indicated or that may be achieved in future periods. The Unaudited Pro Forma Condensed Combined Financial Information should be read in conjunction with the financial statements of the Company and Telx. It also does not reflect any cost savings, operating synergies or revenue enhancements that the Company may achieve with respect to combining the companies or costs to integrate the business or the impact of any non-recurring activity and any one-time transaction related costs. Synergies and integration costs have been excluded from consideration because they do not meet the criteria for unaudited pro forma adjustments.

DIGITAL REALTY TRUST, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2015

	Historical
	Digital Realty Trust, Inc.	Telx	Pro Forma Adjustments	Note Reference	Pro Forma Combined Company
ASSETS
Investments in real estate:
Properties:
Land	$645,918	$3,493	$3,745	2(b)	$653,156
Acquired ground leases	13,225	—	—		13,225
Buildings and improvements	8,938,019	483,057	113,580	2(b)	9,534,656
Tenant improvements	543,964	—	—		543,964

Total investments in properties	10,141,126	486,550	117,325		10,745,001
Accumulated depreciation and amortization	(2,033,289)	(117,124)	117,124		(2,033,289)

Net investments in properties	8,107,837	369,426	234,449		8,711,712
Investment in unconsolidated joint ventures	103,410	—	—		103,410

Net investments in real estate	8,211,247	369,426	234,449		8,815,122
Cash and cash equivalents	59,152	9,012	—		68,164
Accounts and other receivables, net of allowance for doubtful accounts	126,734	17,155	—		143,889
Deferred rent	467,262	—	(73,732)	2(f)	393,530
Acquired above-market leases, net	33,936	—	—		33,936
Acquired in-place lease value and deferred leasing costs, net	424,229	—	259,004	2(b)	683,233
Customer relationships	—	128,967	612,485	2(b)	741,452
Trademark	—	129,941	(121,785)	2(b)	8,156
Other intangible assets	—	5,787	(5,787)	2(b)	—
Goodwill	—	339,013	(54,592)	2(b)	284,421
Deferred financing costs, net	30,203	19,296	(11,896)	2(a), 2(c)	37,603
Restricted cash	9,394	1,773	—		11,167
Assets held for sale	171,990	—	—		171,990
Other assets	51,862	24,916	—		76,778

Total assets	$9,586,009	$1,045,286	$838,146		$11,469,441

LIABILITIES AND EQUITY
Global revolving credit facility	$777,013	$—	$—	2(c)	$777,013
Unsecured term loan	961,098	—	—		961,098
Senior unsecured bridge loan facility	—	—	1,031,725	2(a)	1,031,725
Unsecured senior notes, net of discount	2,856,408	—	—	2(c)	2,856,408
Mortgage loans, net of premiums	374,307	—	—		374,307
Term loan and other loans payable	—	755,392	(755,392)	2(a)	—
Accounts payable and other accrued liabilities	516,232	199,072	(75,369)	2(g)	639,935
Capital leases and other financing obligations	—	49,869	—		49,869
Accrued dividends and distributions	—	—	—		—
Acquired below-market leases, net	94,312	—	10,908	2(b)	105,220
Deferred rent	—	—	—		—
Security deposits and prepaid rents	109,005	2,361	—		111,366
Obligations associated with assets held for sale	7,441	—	—		7,441

Total liabilities	5,695,816	1,006,694	211,872		6,914,382

Commitments and contingencies
Equity:

Stockholders’ Equity:
Preferred Stock	1,048,121	—	144,275	2(e)	1,192,396
Common Stock	1,351	—	105	2(d)	1,456
Additional paid-in capital	3,974,398	157,485	686,295	2(d)	4,818,178
Accumulated dividends in excess of earnings	(1,108,701)	(118,893)	(204,401)	2(h)	(1,431,995)
Accumulated other comprehensive loss, net	(67,324)	—	—		(67,324)

Total stockholders’ equity	3,847,845	38,592	626,274		4,512,711

Noncontrolling Interests:
Noncontrolling interests in operating partnership	35,577	—	—		35,577
Noncontrolling interests in consolidated joint ventures	6,771	—	—		6,771

Total noncontrolling interests	42,348	—	—		42,348

Total equity	3,890,193	38,592	626,274		4,555,059

Total liabilities and equity	$9,586,009	$1,045,286	$838,146		$11,469,441

DIGITAL REALTY TRUST, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT

FOR THE SIX MONTHS ENDED JUNE 30, 2015

	Historical
	Digital Realty Trust, Inc.	Telx (See Note 1)	Pro Forma Adjustments	Note Reference	Pro Forma Combined Company
Operating Revenues:
Rental	$649,842	$169,534	$(31,433)	3(a)	$787,943
Tenant reimbursements	173,401	—	—		173,401
Fee income	3,163	—	—		3,163
Other	498	—	—		498

Total operating revenues	826,904	169,534	(31,433)		965,005

Operating Expenses:
Rental property operating and maintenance	254,102	108,286	(32,231)	3(b)	330,157
Property taxes	44,163	—	—		44,163
Insurance	4,309	—	—		4,309
Change in fair value of contingent consideration	(42,682)	—	—		(42,682)
Depreciation and amortization	260,597	35,290	68,720	3(c)	364,607
General and administrative	46,807	16,355	(750)	3(d)	62,412
Transactions	3,259	932	—		4,191
Other	(22)	—	—		(22)

Total operating expenses	570,533	160,863	35,739		767,135

Operating income	256,371	8,671	(67,172)		197,870
Other Income (Expenses):
Equity in earnings of unconsolidated joint ventures	8,001	—	—		8,001
Gain on sale of property	94,489	—	—		94,489
Interest and other income (expense)	(2,521)	5	—		(2,516)
Interest expense	(91,580)	(29,806)	16,453	3(e)	(104,933)
Tax (expense) / benefit	(4,290)	(1,425)	—		(5,715)
Loss from early extinguishment of debt	(148)	—	—		(148)

Net income	260,322	(22,555)	(50,719)		187,048

Net income attributable to noncontrolling interests	(4,628)	—	1,465	3(f)	(3,163)

Net income attributable to Digital Realty Trust, Inc.	255,694	(22,555)	(49,254)		183,885
Preferred stock dividends	(36,911)	—	(4,688)	3(g)	(41,599)

Net income available to common stockholders	$218,783	$(22,555)	$(53,942)		$142,286

Net income per share available to common stockholders:
Basic	$1.61				$0.97
Diluted	$1.61				$0.97

Weighted average common shares outstanding:
Basic	135,757,584		10,500,000	2(d)	146,257,584
Diluted	136,260,995		10,500,000	2(d)	146,760,995

DIGITAL REALTY TRUST, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT

FOR THE YEAR ENDED DECEMBER 31, 2014

	Historical
	Digital Realty Trust, Inc.	Telx (See Note 1)	Pro Forma Adjustments	Note Reference	Pro Forma Combined Company
Operating Revenues:
Rental	$1,256,086	$308,656	$(51,568)	3(a)	$1,513,174
Tenant reimbursements	350,234	—	—		350,234
Fee income	7,268	—	—		7,268
Other	2,850	—	—		2,850

Total operating revenues	1,616,438	308,656	(51,568)		1,873,526

Operating Expenses:
Rental property operating and maintenance	503,140	193,165	(65,450)	3(b)	630,855
Property taxes	91,538	—	—		91,538
Insurance	8,643	—	—		8,643
Change in fair value of contingent consideration	(8,093)	—	—		(8,093)
Depreciation and amortization	538,513	62,472	145,540	3(c)	746,525
General and administrative	93,188	33,316	(1,036)	3(d)	125,468
Transactions	1,303	3,606	—		4,909
Impairment of investments in real estate	126,470	—	—		126,470
Other	3,070	—	—		3,070

Total operating expenses	1,357,772	292,559	79,054		1,729,385

Operating income	258,666	16,097	(130,622)		144,141
Other Income (Expenses):
Equity in earnings of unconsolidated joint ventures	13,289	—	—		13,289
Gain on sale of property	15,945	—	—		15,945
Gain on contribution of properties to unconsolidated joint ventures	95,404	—	—		95,404
Gain on sale of investment	14,551	—	—		14,551
Interest and other income (expense)	2,663	32	—		2,695
Interest expense	(191,085)	(61,367)	34,245	3(e)	(218,207)
Tax expense	(5,238)	11,943	—		6,705
Loss from early extinguishment of debt	(780)	—	—		(780)

Net income	203,415	(33,295)	(96,377)		73,743

Net income attributable to noncontrolling interests	(3,232)	—	2,593	3(f)	(639)

Net income attributable to Digital Realty Trust, Inc.	200,183	(33,295)	(93,784)		73,104
Preferred stock dividends	(67,465)	—	(9,375)	3(g)	(76,840)

Net income available to common stockholders	$132,718	$(33,295)	$(103,159)		$(3,736)

Net income (loss) per share available to common stockholders:
Basic	$1.00				$(0.03)
Diluted	$0.99				$(0.03)

Weighted average common shares outstanding:
Basic	133,369,047		10,500,000	2(d)	143,869,047
Diluted	133,637,235		10,500,000	2(d)	143,869,047

DIGITAL REALTY TRUST, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Reclassifications of Historical Telx

Financial information presented in the “Historical Telx” columns in the Unaudited Pro Forma Condensed Combined Balance Sheet and Statement of Operations represents the historical balance sheet of Telx as of June 30, 2015 and the historical statement of operations of Telx for the year ended December 31, 2014 and for the six months ended June 30, 2015, respectively. Such financial information has been reclassified or classified to conform to the historical presentation in the Company’s consolidated financial statements as set forth below. Unless otherwise indicated, defined line items included in the footnotes have the meanings given to them in the historical financial statements of Telx.

DIGITAL REALTY TRUST, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (continued)

	Before Reclassification	Reclassification Amount		After Reclassification
Balance Sheet
Current deferred tax assets	$1,833	$(1,833)	(1)	$—
Prepaid expenses	2,504	(2,504)	(1)	—
Other current assets	11,285	(11,285)	(1)	—
Property and equipment, net	369,426	(369,426)	(2)	—
Land	—	3,493	(2)	3,493
Building and improvements	—	483,057	(2)	483,057
Accumulated depreciation and amortization	—	(117,124)	(2)	(117,124)
Other assets	9,294	15,622	(1)	24,916
Accounts payable	4,779	(4,779)	(3)	—
Accrued expenses and other current liabilities	20,961	(20,961)	(3)	—
Accounts payable and other accrued liabilities	—	199,072	(3)	199,072
Customer security deposits	2,020	(2,020)	(5)	—
Security deposits and prepaid rents	—	2,361	(5)	2,361
Deferred revenue	4,278	(4,278)	(3)	—
Capital leases and other financing obligations	—	49,869	(4)	49,869
Current portion of capital leases and other financing obligations	5,340	(5,340)	(4)	—
Current portion of term loan and other loans payable	22,181	(22,181)	(6)	—
Term loan and other loans payable	—	755,392	(6)	755,392
Customer security deposits, less current portion	341	(341)	(5)	—
Deferred rent	103,246	(103,246)	(3)	—
Deferred revenue, less current portion	6,680	(6,680)	(3)	—
Deferred tax liabilities	59,128	(59,128)	(3)	—
Capital leases and other financing obligations, less current portion	44,529	(44,529)	(4)	—
Term loan and other loans payable, less current portion	733,211	(733,211)	(6)	—

Statement of Operations - For the Six Months Ended June 30, 2015
Cost of revenues	$116,825	$(116,825)	(1)	$—
Sales and marketing	23,822	(23,822)	(2)	—
General and administrative	19,285	(2,930)	(3)	16,355
Rental property operating and maintenance	—	108,286	(1)(2)	108,286
Depreciation and amortization	—	35,290	(1)(2)(3)	35,290

Statement of Operations - For the Year Ended December 31, 2014
Cost of revenues	$206,232	$(206,232)	(1)	$—
Sales and marketing	44,030	(44,030)	(2)	—
General and administrative	38,691	(5,375)	(3)	33,316
Rental property operating and maintenance	—	193,165	(1)(2)	193,165
Depreciation and amortization	—	62,472	(1)(2)(3)	62,472

DIGITAL REALTY TRUST, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (continued)

Reclassification and classification of the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2015:

(1)	Represents reclassification of “Current deferred tax assets” of $1.8 million, “Prepaid expenses” of $2.5 million and “Other current assets” of $11.3 million to “Other assets” of $15.6 million.
(2)	Represents disaggregation and reclassification of “Property and equipment, net” of $369.4 million into “Land” of $3.5 million, “Buildings and improvements” of $483.0 million and “Accumulated depreciation and amortization” of $117.1 million.
(3)	Represents reclassification of “Accounts payable” of $4.8 million, “Accrued expenses and other current liabilities” of $21.0 million, “Deferred revenue” of $4.3 million, “Deferred rent” of $103.2 million, “Deferred revenue, less current portion” of $6.7 million and “Deferred tax liabilities” of $59.1 million to “Accounts payable and other accrued liabilities” of $199.1 million.
(4)	Represents reclassification of “Current portion of capital leases and other financing obligations” of $5.4 million and “Capital leases and other financing obligations, less current portion” of $44.5 million to “Capital leases and other financing obligations” of $49.9 million.
(5)	Represents reclassification of “Customer security deposits” of $2.0 million and “Customer security deposits, less current portion” of $0.4 million to “Security deposits and prepaid rents” of $2.4 million.
(6)	Represents reclassification of “Current portion of term loan and other loans payable” of $22.2 million and “Term loan and other loans payable, less current portion” of $733.2 million to “Term loan and other loans payable” of $755.4 million.

Reclassification and classification of the Unaudited Pro Forma Condensed Combined Income Statement for the six months ended June 30, 2015:

(1)	Represents reclassification of “Cost of revenues” of $95.3 million to “Rental property operating and maintenance” and $21.6 million to “Depreciation and amortization.”
(2)	Represents reclassification of “Sales and marketing” of $13.0 million to “Rental property operating and maintenance” and $10.8 million to “Depreciation and amortization.”
(3)	Represents reclassification of “General and administrative” of $2.9 million to “Depreciation and amortization.”

Reclassification and classification of the Unaudited Pro Forma Condensed Combined Income Statement for the year ended December 31, 2014:

(1)	Represents reclassification of “Cost of revenues” of $170.6 million to “Rental property operating and maintenance” and $35.7 million to “Depreciation and amortization.”
(2)	Represents reclassification of “Sales and marketing” of $22.6 million to “Rental property operating and maintenance” and $21.4 million to “Depreciation and amortization.”
(3)	Represents reclassification of “General and administrative” of $5.4 million to “Depreciation and amortization.”

DIGITAL REALTY TRUST, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (continued)

2.	Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

The Unaudited Pro Forma Condensed Combined Balance Sheet reflects the effect of the following adjustments:

(a)	Summary of sources and uses for the Telx Acquisition (in thousands):

Sources of funds:
Borrowings under Bridge Facility (1)	$1,031,725
Net proceeds from Forward Equity Sale (2)	686,400
Net proceeds from Preferred Offering (3)	$144,275

Total sources of funds	$1,862,400

Uses of funds:
Purchase price	$1,886,000
Assumed capital lease obligations	(46,000)

Cash paid to sellers at closing (4)	1,840,000
Deferred financing costs associated with Bridge Facility	7,400
Transaction costs (5)	15,000

Total uses of funds	$1,862,400

(1)	Reflects a $1.0 billion draw under the Bridge Facility to consummate the Telx Acquisition.
(2)	See Note 2(d) for additional information on the net proceeds from the Forward Equity Sale.
(3)	See Note 2(e) for additional information on the net proceeds from the Preferred Offering.
(4)	Includes the payoff of Telx’s term loan and other loans payable of $755.4 million. These loans and the associated deferred financing costs of $19.3 million have been eliminated from the Unaudited Pro Forma Condensed Combined Balance Sheet, with a corresponding decrease to accumulated deficit.
(5)	The Company estimates that the total transaction costs will be approximately $15.0 million, excluding costs associated with the Forward Equity Sale, Preferred Offering and other offering costs of approximately $38.0 million. The actual amount may vary. The Company also expects to incur other financing costs and integration costs associated with the Telx Acquisition. Given the uncertainty of the amounts involved, such financing costs and integration costs are not reasonably estimable.

(b)	Adjustment reflects the excess of purchase price over the estimated fair value of the net assets acquired. Under the acquisition method of accounting, the total estimated purchase price is allocated to Telx’s net tangible and intangible assets based on their estimated fair values at the date of the completion of the Telx Acquisition. Below is a preliminary estimate of the purchase consideration for Telx and the adjustments to Telx’s book values to reflect the preliminary allocation of that purchase consideration to acquired identifiable assets and assumed liabilities (in thousands):

	Preliminary estimate for allocation of the purchase price	Historical Telx	Pro Forma Adjustment
Land	$7,238	$3,493	$3,745
Buildings and improvements (1)	596,637	483,057	113,580
Acquired in-place lease value and deferred leasing costs, net	259,004	—	259,004
Customer relationships	741,452	128,967	612,485
Trademark	8,156	129,941	(121,785)
Other intangible assets	—	5,787	(5,787)
Goodwill	284,421	339,013	(54,592)
Unfavorable leases	(10,908)	—	(10,908)

Total	$1,886,000	$1,090,258	$795,742

(1)	Consists of building and improvements, equipment and construction in process.

DIGITAL REALTY TRUST, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (continued)

Upon closing, the purchase consideration will be adjusted for working capital levels and other adjustments as stipulated in the Merger Agreement.

Upon completion of the fair value assessment, the final purchase price allocation may differ from the preliminary allocation provided above. Any changes to the initial estimates of the fair value of the assets and liabilities will be recorded as adjustments to those assets and liabilities and the residual amounts will be allocated as an increase or decrease to goodwill. The goodwill recorded is due primarily to the synergies expected to be realized between the two companies and the assembled workforce acquired in connection with the Telx Acquisition.

The fair value of investment in real estate acquired of $603.9 million consists of land with an estimated fair value of $7.2 million, building and improvements with an estimated fair value of $272.1 million, equipment with an estimated fair value of $311.8 million and construction in process with an estimated fair value of $12.7 million. Investment in real estate is expected to be amortized on a straight-line basis over estimated useful lives of 3 - 39 years.

The components of investment in real estate have been valued using a combination of the income approach, the market approach and the cost approach, which is based on current replacement and/or reproduction cost of the asset as new, less depreciation attributable to physical, functional and economic factors.

The fair value of intangible assets acquired of $997.7 million consist of in-place leases with an estimated fair value of $259.0 million, customer relationships with an estimated fair value of $741.5 million and the Telx trade name with an estimated fair value of $8.2 million and unfavorable leases of $(10.9) million. The in-place lease value is expected to be amortized on a straight-line basis over an estimated useful life of two years, the customer relationship intangible assets are expected to be amortized on a straight-line basis over an estimated useful life of 18 years and the Telx trade name is expected to be amortized on a straight-line basis over an estimated useful life of five years and the unfavorable leases are expected to be amortized on a straight-line basis over an estimated useful life of five years.

The fair value of intangible assets is determined primarily using the “income approach,” which is a valuation technique that provides an estimate of the fair value of an asset based on market participants’ expectations of the cash flows an asset would generate over its remaining useful life. Some of the more significant assumptions inherent in the development of the valuations include the estimated annual net cash flows for each indefinite lived or definite lived intangible asset (including net revenues, operating expenses, selling and marketing costs and working capital asset/contributory asset charges), the appropriate discount rate that appropriately reflects the risk inherent in each future cash flow stream, the assessment of each asset’s life cycle, and competitive trends as well as other factors.

(c)	Adjustment reflects the Notes Offering (and related financing costs), the use of proceeds therefrom and the Notes Redemption (in thousands):

	Principal balance used in pro forma adjustment	Pro Forma Financing Costs	Discount on Debt	Net proceeds / payments
Offering of 3.950% Notes due 2022	$500,000	$(4,375)	$(3,820)	$491,805
Redemption of 4.50% Notes due 2015	(375,000)	—	—	(375,000)
Repayments under global revolving credit facility	(116,805)	—		(116,805)

Total	$8,195	$(4,375)	$(3,820)	$—

DIGITAL REALTY TRUST, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (continued)

(d)	Adjustment reflects the full physical settlement of the forward sale agreements by the delivery of 10,500,000 shares of the Company’s common stock at an initial forward sale price of $65.28 per share (based on the $68.00 per share price at which the forward purchasers sold the Company’s common stock in the public offering, less the underwriting discount of $2.72 per share) (in thousands, except share and per share amounts):

Forward Equity Sale
Net proceeds from Forward Equity Sale (1)	$686,400

Common stock, 10,500,000 shares, $.01 per share	$105
Additional paid in capital	686,295

Net proceeds from Forward Equity Sale	$686,400

(1)	Reflects other offering costs, net.

(e)	Adjustment reflects the sale of 6,000,000 shares of the Company’s series I preferred stock in the Preferred Offering:

Preferred Offering
Proceeds from Preferred Offering	$150,000
Less costs of the offering:
Underwriting discount	(4,725)
Other offering costs	(1,000)

Net proceeds from Preferred Offering	$144,275

(f)	Adjustment removes the deferred rent receivable as the lessor from leases with Telx, resulting in a decrease in deferred rent of $73.7 million.

(g)	Adjustment removes the deferred rent payable as the lessee from leases with the Company, resulting in a decrease in accounts payable and other accrued liabilities of $75.4 million.

(h)	Adjustment primarily reflects the write off or write down of certain of Telx’s assets, including trademark, goodwill, deferred finance costs, net and other intangible assets, based on the Company’s preliminary purchase price allocation set forth in Note 2(b).

3.	Unaudited Pro Forma Condensed Combined Income Statement Adjustments

The Unaudited Pro Forma Condensed Combined Income Statements reflect the effect of the following pro forma adjustments:

(a)	Adjustment removes the rental revenue and percentage rent earned as the lessor from leases with Telx, resulting in a decrease in rental revenue of $31.4 million and $51.6 million for the six months ended June 30, 2015 and the year ended December 31, 2014, respectively.

(b)	Adjustment removes the rent and percentage rent expense recorded as the lessee from leases with the Company, resulting in a decrease in rental property operating and maintenance expense of $33.0 million and $67.3 million for the six months ended June 30, 2015 and the year ended December 31, 2014, respectively. In addition, a straight-line rent expense adjustment was made for leases with third parties, assuming the Telx Acquisition occurred on January 1, 2014, resulting in an increase of $0.8 million and $1.8 million for the six months ended June 30, 2015 and the year ended December 31, 2014, respectively.

DIGITAL REALTY TRUST, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (continued)

(c)	Reflects the net impact on depreciation and amortization expense of the following adjustments:

•	A decrease to depreciation and amortization expense of $6.7 million and $4.9 million for the six months ended June 30, 2015 and the year ended December 31, 2014, respectively, as a result of fair value accounting for investment in real estate and other fixed assets acquired in the Telx Acquisition.

•	An increase to depreciation and amortization expense of $75.4 million and $150.4 million for the six months ended June 30, 2015 and the year ended December 31, 2014, respectively, as a result of fair value accounting for definite-lived intangible assets acquired in the Telx Acquisition.

For the six months ended June 30, 2015, real estate depreciation expense for the assets acquired in the Telx Acquisition would have been $101.6 million and non-real estate depreciation expense would have been $2.4 million. For the year ended December 31, 2014, total real estate depreciation expense for the assets acquired in the Telx Acquisition would have been $203.3 million and non-real estate depreciation expense would have been $4.8 million.

(d)	Adjustment reflects a reduction of general and administrative expense of $0.8 million and $1.0 million for the six months ended June 30, 2015 and the year ended December 31, 2014, respectively, as a result of the elimination of an internal management fee. The Company expects to incur additional general and administrative costs as a result of the Telx Acquisition that will include, but are not limited to, incremental salaries and benefits, audit, tax and legal fees and other administrative costs. As the Company has not yet entered into contracts with third-parties to provide the services included within this estimate, these expenses do not appear in the Unaudited Pro Forma Condensed Combined Income Statements.

(e)	Reflects the net impact on interest expense of the following adjustments:

•	An increase in interest expense of $8.6 million and $17.2 million for the six months ended June 30, 2015 and the year ended December 31, 2014, respectively, due to a $1.0 billion draw under the Bridge Facility, which will bear interest at LIBOR plus 1.45% (estimated to be 1.67%), to consummate the Telx Acquisition. In addition, amortization of deferred loan fees related to the Bridge Facility would total $2.9 million and $4.5 million for the six months ended June 30, 2015 and the year ended December 31, 2014, respectively. A hypothetical 0.125% increase or decrease in the expected weighted average interest rate would increase or decrease interest expense associated with this additional debt by $0.6 million and $1.3 million for the six months ended June 30, 2015 and the year ended December 31, 2014, respectively.

•	A reduction in interest expense of $26.2 million and $46.9 million for the six months ended June 30, 2015 and the year ended December 31, 2014, respectively, due to the payoff of Telx debt in connection with the Telx Acquisition, and elimination of the associated deferred financing cost amortization of $3.6 million and $10.6 million for the six months ended June 30, 2015 and the year ended December 31, 2014, respectively.

•	An increase in interest expense of $9.7 million and $20.2 million for the six months ended June 30, 2015 and the year ended December 31, 2014, respectively, due to the issuance of $500.0 million aggregate principal amount of the Operating Partnership’s 3.950% notes due 2022 in the Notes Offering, and an increase in associated deferred financing cost amortization of $0.3 million and $0.6 million for the six months ended June 30, 2015 and the year ended December 31, 2014, respectively, net of a reduction in interest expense of $0.9 million and $1.9 million for the six months ended June 30, 2015 and the year ended December 31, 2014, respectively, due to the pay down of the Operating Partnership’s revolving credit facility with a portion of the net proceeds therefrom.

•

A reduction in interest expense of $6.8 million and $16.9 million for the six months ended June 30, 2015 and the year ended December 31, 2014, respectively, due to the redemption of $375.0 million aggregate principal amount

DIGITAL REALTY TRUST, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (continued)

of the Operating Partnership’s 4.50% notes due 2015 in connection with the Notes Redemption, and elimination of the associated deferred financing cost amortization of $0.3 million and $0.6 million for the six months ended June 30, 2015 and the year ended December 31, 2014, respectively.

(f)	Adjustment reflects the noncontrolling interest portion of the adjustments to the Unaudited Pro Forma Condensed Combined Income Statements.

(g)	Adjustment reflects dividends on the series I preferred stock the Company intends to sell in the Preferred Offering of $4.7 million and $9.4 million for the six months ended June 30, 2015 and the year ended December 31, 2014, respectively.